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                                                                   Exhibit 11(a)

                           BROOKTROUT TECHNOLOGY, INC.

                     COMPUTATION OF INCOME PER COMMON SHARE
                (In thousands, except per share data, unaudited)

                                                           Three Months Ended
                                                                June 30,
                                                          1997            1996
                                                          ----            ----
Primary Income Per Share:
Weighted average number of common and
  common equivalent shares outstanding
    Common Stock ................................         10,699           9,317
    Common equivalent shares
      resulting from options ....................            553           1,045
                                                        --------        --------
          Total .................................         11,252          10,362
                                                        ========        ========
Net income (loss) ...............................       ($ 1,475)       $    694
                                                        ========        ========
Net income (loss) per common share ..............       ($  0.13)       $   0.07
                                                        ========        ========
Fully Diluted Income Per Share:
Weighted average number of common and
  common equivalent shares outstanding
    Common stock ................................         10,699           9,317
    Common equivalent shares
      resulting from options ....................            516           1,054
                                                        --------        --------
          Total .................................         11,215          10,371
                                                        ========        ========
Net income (loss) ...............................       ($ 1,475)       $    694
                                                        ========        ========
Net income (loss) per common share ..............       ($  0.13)       $   0.07
                                                        ========        ========